                                                                   EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in the Registration Statements Nos. 33-31298, 33-85020, 333-39499 and 333-80079 of Silicon Valley Group, Inc.
on Forms S-8 of our report dated October 30, 2000 (November 15, 2000 as to the first sentence of Note 7) appearing in this Annual Report on Form 10-K of Silicon Valley Group, Inc. for the year ended September 30, 2000.

/s/ DELOITTE & TOUCHE LLP
-------------------------------

San Jose, California
December 28, 2000